INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of JVWeb, Inc. on Form SB-2 of our report dated September 10, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts".


MALONE & BAILEY, PLLC
Houston, Texas

July 8, 1999